Exhibit 1.1

This English language translation of the Articles of Incorporation has been prepared solely for reference purposes. In the event of any conflict between the Korean language version and this English language version, the Korean language version shall prevail.

ARTICLES OF INCORPORATION

Adopted on	March 6, 1968

Amended on	July 10, 1968	February 20, 1969	March 20, 1969
	June 16, 1969	February 7, 1970	February 6, 1971
	November 23, 1971	February 4, 1972	November 29, 1972
	February 12, 1973	February 5, 1974	February 8, 1975
	February 6, 1976	February 8, 1977	February 25, 1978
	February 24, 1979	February 28, 1981	February 23, 1982
	February 18, 1984	February 5, 1985	February 26, 1986
	March 7, 1987	February 27, 1988	March 15, 1989
	March 6, 1990	March 14, 1991	March 7, 1992
	October 13, 1992	March 8, 1993	April 15, 1994
	March 15, 1995	March 15, 1996	March 14, 1997
	March 17, 1998	August 20, 1998	March 16, 1999
	March 17, 2000	March 16, 2001	March 15, 2002
	March 14, 2003	March 12, 2004	February 24, 2006
	February 23, 2007	February 27, 2009	February 26, 2010
	February 25, 2011 March 9, 2018 January 28, 2022	March 16, 2012 March 15, 2019 March 17, 2023	March 11, 2016 March 12, 2021 March 21, 2024
	March 20, 2025	March 24, 2026

CHAPTER I. GENERAL PROVISIONS

Article 1. Company Name

The name of the Company in Korean shall be “POSCO Holdings Chusik Hoesa” and in English, “POSCO Holdings Inc.”

Article 2. Purpose

The purpose of the Company is to engage in the following business activities:

1.

To engage in holding business of controlling the business of, and guiding, organizing and improving the management of, subsidiaries by acquiring and owning the shares or ownership interests in subsidiaries (including sub-subsidiaries and companies controlled by such sub-subsidiaries; collectively “subsidiaries”);

2.	To engage in the management and licensing of intellectual property rights including brands and trademarks;

3.	To engage in the investment related to start-up assistance and new technology;

4.	To engage in market research, management advisory and consulting services;

5.	To engage in technology research and commissioned services;

6.	To engage in matters entrusted by subsidiaries to assist the subsidiaries’ businesses;

7.	To engage in the supply of gas such as hydrogen and resources development business;

8.	To engage in leasing of real estate and distribution businesses; and

9.	To engage in all other conducts, activities or businesses which are related, directly or indirectly, to the attainment and continuation of the foregoing purposes.

Article 3. Location of the Head Office and Branch Offices

The head office of the Company shall be located at Pohang, Gyeongsangbuk-do, the Republic of Korea (“Korea”). Branch offices may be established elsewhere by resolution of the Board of Directors of the Company.

Article 4. Notices

Public notices by the Company shall be disclosed on the website of the Company (http://www.posco-inc.com). When such online disclosure is made impracticable due to online system error or any other electronic technical failure, public notices by the Company shall be disclosed in the Seoul Shinmun, the Maeil Shinmun and the Kwangju Ilbo, daily newspapers published in Seoul, Daegu Metropolitan City and Kwangju Metropolitan City, respectively.

CHAPTER II. SHARES

Article 5. Total Number of Authorized Shares

The total number of shares which the Company is authorized to issue (“Authorized Shares”) is two hundred million (200,000,000) shares.

Article 6. Par Value per Share and Types of Shares

The types of shares to be issued by the Company shall be registered common shares and registered preferred shares, having a par value of KRW 5,000 per share.

Article 7. Number and Contents of Preferred Shares

(1) Preferred shares to be issued by the Company shall be non-voting, and the number thereof shall not exceed the limit prescribed in the mandatory provisions of the applicable laws or regulations.

(2) The dividends on non-voting preferred shares shall be no less than nine percent (9%) per annum of the par value and the rate thereof shall be determined by the Board of Directors at the time of issuance.

(3) Notwithstanding Paragraph (2), a dividend on preferred shares shall not be required to be declared in case the amount available for dividend is less than the aggregate amount of the minimum dividend.

Article 8. Shares to be Issued at the Time of Incorporation

The Company shall issue forty thousand (40,000) shares at the time of incorporation.

Article 9. Electronic Registration of Rights to be Indicated on Share Certificates and Certificates of Preemptive Right

The Company shall electronically register rights to be indicated on its share certificates and certificates of preemptive right on the electronic registrar of the electronic registration agency, in lieu of issuing share certificates and certificates of pre-emptive right.

Article 10. Pre-emptive Rights

(1) Except as otherwise provided by Paragraphs (2) through (4) of this Article 10 and the mandatory provisions of the applicable laws or regulations, in case of the issuance of new shares, the shareholders of the Company shall have the right to subscribe for such newly issued shares in proportion to the number of shares held by each of them; provided, however, that the Company may, by resolution of the Board of Directors, allocate preferred shares to holders of preferred shares in proportion to the number of shares held by each of them.

(2) The Board of Directors may allocate new shares to persons other than the shareholders by a resolution of the Board of Directors in the following cases.

1.	If the Company issues new shares by a public offering or has underwriters underwrite new shares by a public offering in accordance with the applicable legislation;

2.	If the Company allocates new shares to the members of the Company’s Employee Stock Ownership Association in accordance with the applicable legislation;

3.	If the Company issues new shares for the issuance of depositary receipts in accordance with the applicable legislation;

4.	If the Company issues new shares through offering to the public investors by the resolutions of the Board of Directors in accordance with the applicable legislation;

5.	If the Company issues new shares to the existing creditors in order to convert the debt into capital;

6.

If the Company issues new shares to the domestic and/or foreign entities in accordance with a joint venture agreement, strategic affiliation or technology license and transfer agreement executed by and between the Company and such entities for the management purposes; and

7.	If the Company issues new shares to the domestic and/or foreign financial institutions in order to finance the Company in the emergent cases.

If the Company issues new shares to persons other than the shareholders of the Company pursuant to this Paragraph, the Company shall notify the shareholders or make public two (2) weeks in advance of the date of subscription of the new shares detailing the type, number, issue price, date of subscription and the manner of subscription of the newly issued shares in accordance with the Korean Commercial Code.

(3) Any shares unsubscribed after the exercise of pre-emptive rights by shareholders who are entitled to them or any fractional shares remaining after the allocation of new shares may be disposed of by a resolution of the Board of Directors according to the applicable laws or regulations.

(4) Notwithstanding the provisions of Paragraphs (2) through (3) of this Article 10, new shares may be allocated to persons other than the existing shareholders by a special resolution passed at a General Meeting of Shareholders when it is deemed necessary for attaining the purposes of the Company such as introduction of new technology and financial restructuring.

(5) In case the Company issues new shares by a rights offering, bonus issue or stock dividend, such shares will be deemed to have been issued at the end of the fiscal year immediately preceding the fiscal year during which the shares are issued.

Article 11. Offering to Public Investors, etc.

(1) The Company may issue new shares constituting not more than ten-hundredths (10/100) of the total issued shares of the Company through offering to public investors by the resolution of the Board of Directors in accordance with applicable legislations.

(2) In event that the Company issues new shares in accordance with the resolution of the Board of Directors due to the reasons set forth in Items 5 through 7 of Paragraph (2) of Article 10, the total face amount of new shares shall not exceed one hundred billion (100,000,000,000) Won.

(3) The type, number and the issue price of the shares to be issued by the manner as set forth in Paragraphs (1) and (2) shall be determined by the resolution of the Board of Directors; provided that the issue price of the new shares must be no less than the price as set forth in applicable legislations.

Article 12. (Deleted)

Article 13. Transfer Agent

Electronic registration of shares, management of the shareholder registry and other related businesses shall be entrusted to the transfer agent appointed by resolution of the Board of Directors. Specific procedures therefor shall be in accordance with the applicable laws and regulations and operational regulations determined by the transfer agent.

Article 13-2. Register of Shareholders by Electronic Means

In accordance with the Korean Commercial Code, the Company may make entries in the Register of Shareholders by electronic means.

Article 14. Fees

The Company may, by resolution of the Board of Directors, charge, or have the register agent charge, a fee for services it renders in connection with any of the matters set forth in Article 13 above, or for any services related to shareholder inspection of the Company’s financial statements or other documents, and for providing any copies thereof.

Article 15. Record Date and Suspension of Alterations of Entries in the Register of Shareholders

(1) The Company shall suspend entries of alterations, registration or cancellation of pledges over shares and indication of trust assets and cancellation thereof in the Register of Shareholders of a period commencing on January 1 and ending on January 15 of each year.

(2) The record date of the Register of Shareholders shall be December 31 of each year, and such shareholders listed on the Register of Shareholders as of the record date shall be entitled to exercise their rights thereof at the General Meetings of Shareholders.

(3) The Company may, by resolution of the Board of Directors or by resolution of a committee as authorized by the Board of Directors, suspend the entry of a change as to the matters contained in the Register of Shareholders for a specified period of time or set a record date when deemed necessary and for the purpose of convening an Extraordinary General Meeting of Shareholders; provided, however, that the period of suspension shall not exceed three (3) months and two (2) weeks prior notice of suspension or fixing of a record date has been given to the shareholders. The Board of Directors or such authorized committee may, when deemed necessary, both suspend the entry of a change in the Register of Shareholders and set a record date.

CHAPTER III. BONDS

Article 16. Issuance of Bonds

(1) The Company may issue bonds by a resolution of the Board of Directors.

(2) The Board of Directors may authorize the Representative Director to issue bonds within a period not in excess of one (1) year by determining the price and type of bonds; provided, however, that the Representative Director shall report the results of the issuance of the bonds to the Board of Directors.

Article 17. Issuance of Convertible Bonds

(1) The Company may issue convertible bonds in the aggregate fact amount not exceeding two trillion (2,000,000,000,000) Won to persons other than the shareholders in the following cases:

1.	If the Company issues convertible bonds by public offering.

2.

If the Company enters into a joint venture agreement, strategic alliance or technical license and transfer agreement, when it is deemed necessary, and issues convertible bonds to any domestic or international corporation accordingly.

3.	If the Company issues convertible bonds to a domestic or international financial institution to provide urgently needed funds.

(2) Convertible bonds mentioned in Paragraph (1) may, by resolution of the Board of Directors, be issued with their conversion rights limited to a certain portion of their face amount.

(3) Upon conversion from the aggregate face amount of convertible bonds, common shares may be issued up to one trillion three hundred billion (1,300,000,000,000) Won and preferred shares may be issued up to seven hundred billion (700,000,000,000) Won, and the conversion price, which shall not be less than the par value of the shares, shall be determined by resolution of the Board of Directors at the time of issuance of the convertible bonds.

(4) The conversion period shall be the period commencing from the date of issuance of the convertible bonds and ending on the date immediately preceding the date of redemption of the convertible bonds. The conversion period may be adjusted by a resolution of the Board of Directors; provided, that the conversion period shall in any event fall within the period mentioned above.

(5) The provisions of Article 10, Paragraph (5) shall apply mutatis mutandis to the payment of dividends on the shares issued upon conversion and the payment of interest on the convertible bonds.

Article 17-2. Issuance of Bonds with Warrants

(1) The Company may issue bonds with warrants to persons other than its shareholders to the extent that the aggregate par value of the bonds with warrants do not exceed two trillion (2,000,000,000,000) Won, in case of the events prescribed in Paragraph (1) of Article 17 above.

(2) The amount with respect to which the pre-emptive rights may be exercised shall be determined by resolution of the Board of Directors; provided, that such amount shall not in any event exceed the aggregate face amount of bonds with warrants.

(3) Upon exercise of the warrants, from the aggregate face amount of bonds with warrants, common shares may be issued up to one trillion three hundred billion (1,300,000,000,000) Won and preferred shares may be issued up to seven hundred billion (700,000,000,000) Won, and the issue price, which shall not be less than the face value of the shares, shall be determined by resolution of the Board of Directors at the time of issuance of bonds with warrants.

(4) The period during which the pre-emptive rights may be exercised shall be the period commencing from the date of issuance of bonds with warrants and ending on the date immediately preceding the date of redemption of bonds with warrants. The period during which the pre-emptive rights may be exercised may be adjusted by resolution of the Board of Directors; provided, that such period shall in any event fall within the period mentioned above.

(5) The provisions of Article 10, Paragraph (5) shall apply, mutatis mutandis, to the payment of dividends on the new shares issued upon exercise of the pre-emptive rights.

Article 18. Electronic Registration of Rights to be Indicated on Bond and Securities from Pre-emptive Right

The Company shall electronically register rights to be indicated on bond and securities from pre-emptive right on the electronic registrar of the electronic registration agency, in lieu of issuing bond securities and securities from pre-emptive right.

Article 18-2. Provisions Applicable mutatis mutandis to the Issuance of Bonds

Articles 13 and 14 of these Articles of Incorporation shall apply mutatis mutandis to the issuance of bonds.

CHAPTER IV. GENERAL MEETING OF SHAREHOLDERS

Article 19. Convening of General Meeting of Shareholders

(1) An Ordinary General Meeting of Shareholders shall be held within three (3) months after the end of each fiscal year, and an Extraordinary General Meetings of Shareholders may be convened at any time in compliance with a resolution of the Board of Directors and applicable laws or regulations.

(2) Shareholders may act only with respect to matters set forth in a written notice at a General Meeting of Shareholders.

(3) General Meeting of Shareholders shall be held at the location of the Company’s head office or in Seoul but also may be held at a nearby place if necessary.

(4) A General Meeting of Shareholders shall be convened by the CEO of the Company or by the President or Vice President of the Company acting under the CEO’s authorization.

(5) The Company shall hold General Meetings of Shareholders in a manner that allows some shareholders to participate in and vote on resolutions from remote locations by electronic means, without being physically present at a venue of the meeting.

Article 20. Notices

(1) Written notice of each General Meeting of Shareholders of the Company shall state the date, time, venue and the agenda for which the meeting has been called. The written notice shall be delivered to all shareholders by postal mail or by e-mail transmission at least two weeks prior to the date set for such General Meeting of Shareholders.

(2) Written notice of a General Meeting of Shareholders to be given to shareholders holding one-hundredth (1/100) or less of the total number of issued shares entitled to vote may be substituted by notices made at least twice in each of the Seoul Shinmun published in Seoul, the Maeil Shinmun published in Daegu Metropolitan City and the Kwangju Ilbo published in Kwangju Metropolitan City two weeks prior to the date set for such Meeting, or by notices to be posted on an electronic disclosure database system maintained by the Financial Supervisory Service or the Korea Exchange two weeks prior to the date set for such General Meeting of Shareholders.

Article 21. Presiding Officer

The CEO and the Representative Director shall preside at the General Meetings of Shareholders. In the absence of the CEO, the President and the Vice President among Inside Directors shall act as presiding officer in accordance with their order of authority.

Article 22. Authority of the Presiding Officer

The presiding officer at a General Meeting of Shareholders may order any person to cease making any statements or to leave the meeting or that statements made by such person be stricken from the record if the presiding officer determines that such person is deliberately preventing deliberations or is disturbing the order of the proceedings at the meeting. A person so ordered shall comply with the presiding officer’s instructions.

Article 23. Vote by Proxy

(1) Any shareholder entitled to vote at a General Meeting of Shareholders shall have the right to vote by proxy.

(2) A proxy shall submit a document or an electronic document evidencing the power of representation to the Company before the opening of the General Meeting of Shareholders.

Article 24. Quorum and Requisite for Resolutions

(1) Except as otherwise provided in these Articles of Incorporation or by applicable laws or regulations, all resolutions passed at a General Meeting of Shareholders shall be adopted by the affirmative vote of a majority of the voting shares of the shareholders present, which shall represent at least one-fourth (1/4) of the voting shares of the Company then issued and outstanding.

(2) In the following cases, the resolutions of a General Meeting of Shareholders shall be adopted by the affirmative vote of at least two-thirds (2/3) of the voting shares of the shareholders present and by the affirmative vote of at least one-third (1/3) of the voting shares of the total issued and outstanding shares:

1.	Amendment of the Articles of Incorporation;

2.	Transfer of all or any important part of the business;

3.

Execution, amendment or rescission of a contract for leasing the whole of the business, for entrustment of management, or for sharing with another person all profits and losses in relation to the business or of a similar contract;

4.	Acquisition of all or part of business of any other company, which may have a great influence upon the business of the Company;

5.	Merger or consolidation of the Company (excluding a small scale merger or consolidation);

6.	Matters required to be approved by the General Meeting of Shareholders, which have material effects on the company’s assets, as determined by the Board of Directors; and

7.	Any other matter requiring a special resolution of a General Meeting of Shareholders under Korean laws and regulations or these Articles of Incorporation.

Article 25. (Deleted)

Article 26. Minutes of General Meeting of Shareholders

The substance of the course of the proceedings of a General Meeting of Shareholders and the results thereof shall be recorded in the minutes which shall bear the names and seals or signatures thereon of the presiding officer and of the Directors present at the meeting, and shall be preserved in the archives of the Company.

CHAPTER V. BOARD OF DIRECTORS

Article 27. Number of the Directors

The total number of Directors of the Company shall be at least three (3) but no more than thirteen (13) Directors, among which the Independent Directors shall be eight (8) persons or less and Inside Directors shall be five (5) persons or less. The Independent Directors shall constitute the majority of the total number of the Directors.

Article 28. Election of the Directors and Representative Directors

(1) The Directors shall be elected at the General Meeting of Shareholders.

(2) By resolution of the Board of Directors, a number of Representative Directors may be appointed from among Inside Directors. On recommendation of the CEO, the Board of Directors may grant an Inside Director the position of President, Executive Vice President, Senior Managing Director and Managing Director.

(3) (Deleted)

Article 29. Appointment of the CEO and the Representative Director

(1) The Board of Directors shall recommend the name of one (1) CEO and the Representative Director candidate approved by the CEO Candidate Recommendation Committee as an Inside Director candidate at a General Meeting of Shareholders. Where the CEO and the Representative Director candidate is appointed as the Inside Director at the General Meeting of Shareholders, the Board of Directors shall appoint the CEO and the Representative Director candidate as the CEO and the Representative Director.

(2) Details concerning the composition and operation of the CEO Candidate Recommendation Committee shall be determined by the Board of Directors.

(3) In the event that the Inside Director candidate, as prescribed in Paragraph (1) of this Article, has served consecutive terms as the CEO and Representative Director, and then becomes a candidate for reappointment as the CEO and Representative Director, the appointment of the Inside Director candidate as an Inside Director at a General Meeting of Shareholders shall satisfy the requirement of a special resolution of a General Meeting of Shareholders referred to in Paragraph (2) of Article 24, and the same shall apply thereafter.

Article 29-2. Recommendation of Inside Director Candidate other than the CEO and the Representative Director

A candidate for Inside Director other than the CEO and the Representative Director shall be recommended by the Board of Directors after his qualification is approved by the Director Candidate Recommendation Committee as prescribed in Paragraph (1) of Article 45.

Article 29-3. Qualification for Inside Director Candidate

(1) An Inside Director shall be a person capable of managing the Company, who has working experience as an officer or employee of the Company or sufficient experience in the related business area.

(2) A person (i) who retired prior to the completion of the full term of office due to gross negligence or unsound management, (ii) who was sentenced to imprisonment or a heavier penalty and for whom five years have not passed since the termination thereof or exemption therefrom or (iii) who is serving a suspended sentence or who was sentenced to a stay of execution and for whom two years have not passed since the expiration of the period of stay of execution cannot be an Inside Director of the Company.

Article 30. Recommendation of Candidate for Independent Directors

(1) A candidate for Independent Director shall be recommended by the Director Candidate Recommendation Committee as prescribed in Paragraph (1) of Article 45. Such candidates shall be among those qualified persons as prescribed in Article 31.

(2) A shareholder holding voting shares of the Company may recommend a candidate for Independent Director to the Director Candidate Recommendation Committee by the exercise of the shareholder proposal right under the applicable legislation.

(3) The Director Candidate Recommendation Committee shall determine the details regarding recommendation for, and evaluation on qualification of, candidates for Independent Director.

Article 31. Qualification for Candidate for Independent Directors

An Independent Director must have sufficient and professional knowledge or experience in the areas of industry, finance, education, law, accounting and public administration and also must be qualified under the relevant laws.

Article 32. Duties of Representative Director

(1) Each Representative Director shall represent the Company, execute matters determined by the Board of Directors, control all affairs of the Company and provide all Directors with the updated information regarding the recent status of management and the Company.

(2) The Representative Directors and Directors shall carry on the administration of the affairs of the Company in accordance with the duties assigned to them by the CEO.

Article 33. Duties of Directors

(1) The Directors, as the prudent manager, shall faithfully perform their duties for the Company such as attending the meeting of the Board of Directors, etc. in accordance with the laws and the Articles of Incorporation.

(2) If a Director finds any matter that may inflict any material loss to the Company, he shall immediately report it to the Audit Committee.

Article 34. Term of Directors

The term of office of the Directors shall be within three (3) years; provided, however, that the term of office for Directors shall be extended until the close of an Ordinary General Meeting of Shareholders which is to be held with respect to the fiscal year which is the last to end during their terms in office.

Article 35. By-Election

(1) In the event of any of the absence or inability to perform the duties as a Director, an Extraordinary General Meeting of Shareholders shall be convened to fill the vacancy. However, in the case the number of remaining Directors satisfies the legal requirement and such vacancy does not cause any difficulties in the operation of the business, the appointment through by-election may be suspended, or postponed until the holding of the next Ordinary General Meeting of Shareholders.

(2) In the event that the number of Independent Directors is less than a majority of total number of Directors due to death or resignation of Independent Directors or for any other reason, Independent Directors shall be elected to fill the vacancy at the General Meeting of Shareholders to be held first after such cause so as for the number of Independent Directors to constitute a majority of total number of Directors.

Article 36. Remuneration of Directors

(1) The limit of the salaries and performance incentives of the Directors shall be determined by resolution of the General Meeting of Shareholders. The Board of Directors shall determine the detailed operation standards thereof.

(2) Any severance allowance paid to the Inside Directors shall be in accordance with Severance Allowance Regulations for Directors as approved by shareholders at the General Meeting of Shareholders.

(3) The Company may pay to Independent Directors for expenses incurred during performance of services as required of Independent Directors.

Article 37. Indemnification of Directors

The Company shall indemnify, to the extent permitted by the Korean Commercial Code, the Directors from and against all expenses, losses or liabilities incurred in connection with defending any action, claim or proceeding to protect the interest of the Company, except for in case of the Directors’ willful misconduct or negligence with respect to their duties.

Article 38. Authority of the Board of Directors

(1) The Board of Directors shall have the power to take actions in respect of all such acts and things put on the agenda by any of the Directors relating to important matters regarding the administration of the Company or as are required by laws or regulations or by these Articles of Incorporation.

(2) The Board of Directors may delegate its powers to the Special Committees as prescribed in Paragraph (1) of Article 45 in accordance with the Korean laws and regulations and these Articles of Incorporation.

Article 39. Constitution and Convocation of Meeting of the Board of Directors

(1) The Board of Directors shall consist of all the Directors.

(2) The Chairman of the Board may convene all Meetings of the Board of Directors. Any other Director who wishes to convene a Meeting of the Board of Directors shall make his request to the Chairman of the Board and the Chairman shall convene the Meeting. If the Chairman of the Board fails to convene the Meeting without justifiable reasons, other Directors may convene such Meeting.

(3) Written or oral notice of each Meeting of the Board of Directors shall be given at least one day prior to the scheduled meeting date to each of the Directors. No notice shall, however, be required for a regular Meeting of the Board of Directors or if all of the Directors consent thereto.

(4) The Board of Directors may allow the Directors to attend, and vote at, the meeting of the Board of Directors by tele-conferencing, instead of attending and voting in person at such meeting. In such case, a Director participating in the Board Meeting by such arrangement shall be considered to be present at the Meeting of the Board of Directors.

Article 40. Chairman of the Board of Directors

(1) The Chairman of the Board shall be appointed by the resolution of the Board of Directors among Independent Directors.

(2) The term of office of the Chairman of the Board shall be one (1) year, and the Chairman of the Board shall not be reappointed to the office.

(3) In the event that the Chairman of the Board cannot preside at a Meeting of the Board of Directors, Independent Director in order of seniority (if the seniority is the same, the oldest has the priority) shall take his place as Chairman of the Board.

Article 41. Adoption of Resolutions of the Board of Directors

(1) The Majority of Directors shall constitute a quorum for a Meeting of the Board of Directors. All actions and resolutions taken at a Meeting of the Board of Directors shall be adopted by the affirmative vote of a majority of the Directors present. Notwithstanding the foregoing, the adoption of a resolution by the Board of Directors with respect to the election of the CEO and the Representative Director candidate may be separately decided by the Board of Directors whose quorum shall not exceed the affirmative vote of two-thirds (2/3) of all of the Directors.

(2) A Director having a special interest with respect to the resolution shall not exercise his voting right.

Article 42. Formalities of the Board of Directors

Directors shall set the agenda for each Meeting and make proposals for resolution thereat. If any Director plans to make proposals at the Meeting of the Board of Directors, he shall submit a written summary thereof to the Chairman of the Board and the CEO and Representative Director in advance.

Article 43. Matters of Urgency

The CEO and Representative Director may act upon matters of urgency without resolution of the Board of Directors by obtaining prior consent of more than two-thirds (2/3) of other Directors. A Meeting of the Board of Directors for the next term shall be convened to deliberate on and ratify the actions so taken.

Article 44. Minutes of the Meeting of the Board of Directors

With respect to the proceedings of the Meetings of the Board of Directors, the minutes should be made. The agenda, the substances of course, and the results of the proceedings of the Meetings of the Board of Directors, the name of objecting director and the reasons of objection shall be recorded in the minutes which shall bear the names and seals or the signatures thereon of the Directors present at the Meeting.

Article 45. Special Committees

(1) The Company shall have special committees under the control of the Board of Directors as follows:

1.	ESG Committee;

2.	Director Candidate Recommendation Committee;

3.	Evaluation and Compensation Committee;

4.	Finance Committee;

5.	Audit Committee.

6.	CEO Candidate Pool Management Committee

(2) Except as otherwise provided by any relevant laws, authority, constitution and operation of the special committee shall be determined by a resolution of the Board of Directors.

(3) Matters regarding composition and duties of the Audit Committee shall be determined in accordance with Chapter VI.

Article 46. Unregistered Officers

(1) The Company shall have Unregistered Officers to execute the matters resolved by the Board of Directors and the matters important to the management of the Company.

(2) The Unregistered Officers shall be appointed by the CEO and the Representative Director and; provided, however, that the appointment of the Unregistered Officers to the important positions that the Board of Directors decides shall require the approval of the Board of Directors.

(3) The Unregistered Officers are President, Senior Executive Vice Presidents, Senior Managing Directors and Managing Directors, and the salaries and performance incentives payable to such Unregistered Officers shall be determined by the Board of Directors or by the CEO and the Representative Director, to the extent the CEO and the Representative Director has been delegated such authority by the Board of Directors. Any severance allowance shall be distributed in accordance with the standards for the President, Senior Executive Vice Presidents, Senior Managing Directors and Managing Directors pursuant to the Directors Severance Allowance Regulations as approved by the General Meeting of Shareholders.

(4) The allocation of work among the Unregistered Officers shall be decided by the CEO and the Representative Director.

(5) The term of office of the Unregistered Officers shall not be more than two (2) years; provided, however, that the proviso of Article 34 may apply mutatis mutandis to the Unregistered Officers.

Article 47. Consultant and Part-time Officer

The Company may have consultants and part-time officers who will be treated as Officers of the Company if it is required for the business.

CHAPTER VI. Audit Committee

Article 48. Constitution and Appointment of Members of Audit Committee

(1) The Audit Committee of the Company shall consist of three (3) or more Directors, all of whom shall be Independent Directors. After Directors are elected at a General Meeting of

Shareholders, the Company shall appoint the members of the Audit Committee from among the elected Directors; provided, however, that two (2) members of the Audit Committee shall be elected by a resolution of the General Meeting of Shareholders as Directors who are also members of the Audit Committee, separately from the other Directors.

(2) A member of the Audit Committee shall be appointed or dismissed at the General Meeting of Shareholders. When appointing or dismissing a member of the Audit Committee, a shareholder holding more than three percent (3%) of the Company’s issued and outstanding shares with voting rights (if such shareholder is the largest shareholder, for calculating the number of shares held by the largest shareholder, his/her shares, along with those owned by his/her specially related person(s), and other person(s) specified by the Enforcement Decree of the Korean Commercial Code, shall be added up together) shall not be entitled to exercise his voting rights for that excess portion.

A member of the Audit Committee shall be appointed or dismissed at the General Meeting of Shareholders. When appointing a member of the Audit Committee, a shareholder holding more than three percent (3%) of the Company’s issued and outstanding shares shall not be entitled to exercise his voting rights for that excess portion.

(3) In the event that the number of the Audit Committee does not satisfy the requirement referred to in Paragraph (1) due to the death or resignation of members or any other reasons, the members shall be elected to fill the vacancy at the General Meeting of Shareholders to be held first after such cause so as for the number of members to satisfy the requirement referred to in Paragraph (1).

(4) The chairman of the Audit Committee shall be elected by a resolution of the Audit Committee.

Article 49. Duties of Audit Committee

(1) The Audit Committee shall examine the accounting and financial records of the Company.

(2) The Audit Committee may request to convene an Extraordinary General Meeting of Shareholders by submitting a written request specifying the agenda of the meeting and the reason for the meeting.

(3) If deemed necessary, the Audit Committee may request to convene a Board Meeting by submitting a written request specifying the agenda of a meeting and the reason for a meeting to the Chairman of the Board.

(4) The Audit Committee may directly convene a Board Meeting if a meeting has not been convened immediately on the request of the Audit Committee in accordance with Paragraph (3) of this Article.

(5) If it is required for management purpose, the Audit Committee may demand a subsidiary to make a report on the business. In such case, if the subsidiary fails to make an immediate report, or it is required to confirm the contents of such report, the Audit Committee may investigate the business and assets of the subsidiary.

(6) The Audit Committee shall prepare an audit report on the Company’s financial statements and shall report thereof to the General Meeting of Shareholders.

(7) The Audit Committee shall record the course of the proceedings of their meetings and the results thereof in the minutes and shall record the procedure of the inspection and the results thereof in the inspection book, on which the name and seal of the members shall be affixed or which shall be signed by such members.

(8) The Audit Committee may receive advice from outside professionals when necessary, for which the Company shall cover any expenses therefrom.

Article 50. Quorum and Adoption of Resolutions

Article 41 shall apply, mutatis mutandis, to the quorum and adoption of resolution of the Audit Committee.

Article 51. Appointment of External Auditor

The Company shall appoint an external auditor selected by the Audit Committee pursuant to the Act on External Audit of Stock Companies. The details of the aforesaid appointment shall be reported to the shareholders at the Ordinary General Meeting of Shareholders for the fiscal year during which such appointment was or shall be made known to the shareholders in accordance with relevant laws and regulations.

CHAPTER VII. ACCOUNTING

Article 52. Fiscal Year

The fiscal year of the Company shall commence on each January 1 and shall end on December 31 of the same year.

Article 53. Submission, Approval and Publication of Financial Statements

(1) After the end of each fiscal year, the Representative Directors shall prepare and submit, with the Board of Directors’ approval therefor, to the Audit Committee at least six (6) weeks before the date set for an Ordinary General Meeting of Shareholders, the following documents with its supplementary schedules:

1.	A balance sheet;

2.	A profit and loss statement;

3.	Documents designated by the Presidential Decree and decided by the Board of Directors;

4.	A consolidated financial statement; and

5.	A business report for the pertinent fiscal year:

(2) Upon receiving the documents specified under Paragraph (1) above, the Audit Committee shall prepare and submit an auditor’s report to the Representative Director one (1) week before the date of each Ordinary General Meeting of Shareholders.

(3) The Representative Directors shall make available for inspection for five (5) years at the head office and copies thereof for three (3) years at branch offices, the documents prescribed under Items 1 through 4 of Paragraph (1) of this Article and the auditor’s report of the Company beginning from one (1) week before the date of each Ordinary General Meeting of Shareholders.

(4) The Representative Director shall submit and seek approval of the documents prescribed under Items 1 through 4 of Paragraph (1) of this Article at an Ordinary General Meeting of Shareholders. The Representative Directors shall report a business report to an Ordinary General Meeting of Shareholders.

(5) The Representative Director shall make public the balance sheet, without delay, after an Ordinary General Meeting of Shareholders has approved the documents described in Paragraph (4).

Article 54. (Deleted)

Article 55. Disposition of Retained Earnings

Retained earnings for any fiscal year shall be disposed in the following order, but it may be appropriated for purposes other than those listed below if approved by a General Meeting of Shareholders:

1.	Legal reserves (required to be more than one-tenth of cash dividends paid for the pertinent fiscal year);

2.	Other statutory reserves;

3.	Dividends to shareholders;

4.	Merits bonuses for retiring Directors;

5.	Discretionary reserves;

6.	Average dividend reserves and other dispositions; and

7.	Retained earnings carried forward to next fiscal year.

Article 56. Dividends

(1) Dividends may be paid in cash, shares, or any other form of property

(2) In the case of stock dividends, the Company may issue different types of shares to the shareholders by resolution of the General Meeting of Shareholders.

(3) Dividends referred to in Paragraph (1) shall be paid to the shareholders or registered pledgees whose names appear in the shareholders’ register of the Company as of the record date determined by the resolution of the Board of Directors. In case the Company sets forth the record date for dividends, the Company shall post a public notice at least two (2) weeks prior to the record date.

(4) (Deleted)

Article 56-2. Quarterly Dividends

(1) The Company may pay quarterly dividends in cash by a resolution to be adopted at the meeting of the Board of Directors to be held within forty five (45) days from the last day of March, June and September each fiscal year. The dividends shall be paid within one (1) month from the resolution above.

(2) The dividends referred to in Paragraph (1) of this Article shall be paid to the shareholders or registered pledgees whose names appear in the shareholders’ register of the Company as of the record date determined by a resolution of the Board of Directors. Where the Company sets a record date, a public notice of the record date shall be given at least two (2) weeks in advance.

Article 57. Cancellation of Treasury Stocks

The Company, by a resolution of the Board of Directors, may repurchase and cancel its outstanding shares following the methods set forth in the applicable laws or regulations.

ADDENDA (March 24, 2026)

1. Effective Date

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 58th fiscal year.

2. Transitional Measures for a Venue and Method of a General Meeting of Shareholders, and Proxy Voting

The amended provisions of Article 19 and Article 23, Paragraph (2) shall come into force on January 1, 2027.

3. Transitional Measures for Voting Restrictions for Election and Dismissal of Independent Directors and Audit Committee Members

The amended provisions of Articles 27, 30, 31, 35, 36, 40, and 48 shall come into force on July 23, 2026; provided, however, that the amended provision of the second sentence of Article 48, Paragraph (1) shall be effective from the date on which it is approved by the resolution at the Ordinary General Meeting of Shareholders for the 58th fiscal year.

ADDENDA (March 20, 2025)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 57th fiscal year.

ADDENDA (March 21, 2024)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 56th fiscal year.

ADDENDA (March 17, 2023)

The amended Articles of Incorporation shall be effective as of the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 55th fiscal year; provided, however, that the amendments to Article 56, Paragraph (3) shall apply starting from the payment of year-end dividends for the fiscal year 2023.

ADDENDA (January 28, 2022)

The amended Articles of Incorporation shall be implemented from the date on which the spin-off under the Spin-Off Plan dated December 10, 2021 takes effect.

ADDENDA (March 12, 2021)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 53rd fiscal year.

ADDENDA (March 15, 2019)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 51st fiscal year;

provided, however, that the amendments to Articles 6, 9, 9-2, 13 and 18 shall take effect starting from the effective date of the Enforcement Decree of the Act on Electronic Registration of Stocks, Bonds, Etc.

ADDENDA (March 9, 2018)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 50th fiscal year.

ADDENDA (March 11, 2016)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 48th fiscal year.

ADDENDA (March 16, 2012)

Article 27 of the Articles of Incorporation shall be effective from the date the Ordinary General Meeting of Shareholders for the 44th fiscal year approves such Article while the other amended Articles shall be effective from April 15, 2012.

ADDENDA (February 25, 2011)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 43rd fiscal year.

ADDENDA (February 26, 2010)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 42nd fiscal year.

ADDENDA (February 27, 2009)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 41st fiscal year.

ADDENDA (February 23, 2007)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 39th fiscal year.

ADDENDA (February 24, 2006)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 38th fiscal year.

ADDENDA (March 12, 2004)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 36th fiscal year.

ADDENDA (March 14, 2003)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 35th fiscal year.

ADDENDA (March 15, 2002)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 34th fiscal year.

ADDENDA (March 16, 2001)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 33rd fiscal year.

ADDENDA (March 17, 2000)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 32nd fiscal year.

ADDENDA (March 16, 1999)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 31st fiscal year.

ADDENDA (August 20, 1998)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Extraordinary General Meeting of Shareholders for the 31st fiscal year.

ADDENDA (March 17, 1998)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 30th fiscal year.

ADDENDA (March 14, 1997)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 29th fiscal year.

ADDENDA (March 15, 1996)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 28th fiscal year.

ADDENDA (March 15, 1995)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 27th fiscal year.

ADDENDA (April 15, 1994)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Extraordinary General Meeting of Shareholders for the 27th fiscal year.

ADDENDA (March 8, 1993)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 25th fiscal year.

ADDENDA (October 13, 1992)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Extraordinary General Meeting of Shareholders for the 25th fiscal year.

ADDENDA (March 7, 1992)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 24th fiscal year.

ADDENDA (March 14, 1991)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 23rd fiscal year.

ADDENDA (March 6, 1990)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 22nd fiscal year.

ADDENDA (March 15, 1989)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 21st fiscal year.

ADDENDA (February 27, 1988)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 20th fiscal year.

ADDENDA (March 7, 1987)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 19th fiscal year.

ADDENDA (February 26, 1986)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 18th fiscal year.

ADDENDA (February 5, 1985)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 17th fiscal year.

ADDENDA (February 18, 1984)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 16th fiscal year.

ADDENDA (February 23, 1982)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 14th fiscal year.

ADDENDA (February 28, 1981)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 13th fiscal year.

ADDENDA (February 24, 1979)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 11th fiscal year.

ADDENDA (February 25, 1978)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 10th fiscal year.

ADDENDA (February 8, 1977)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 9th fiscal year.

ADDENDA (February 6, 1976)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 8th fiscal year.

ADDENDA (February 8, 1975)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 7th fiscal year.

ADDENDA (February 5, 1974)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 6th fiscal year.

ADDENDA (February 12, 1973)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 5th fiscal year.

ADDENDA (November 29, 1972)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Extraordinary General Meeting of Shareholders for the 5th fiscal year.

ADDENDA (February 4, 1972)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 4th fiscal year.

ADDENDA (November 23, 1971)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Extraordinary General Meeting of Shareholders for the 4th fiscal year.

ADDENDA (February 6, 1971)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 3rd fiscal year.

ADDENDA (February 7, 1970)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 2nd fiscal year.

ADDENDA (June 16, 1969)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Extraordinary General Meeting of Shareholders for the 2nd fiscal year.

ADDENDA (March 20, 1969)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Extraordinary General Meeting of Shareholders for the 2nd fiscal year.

ADDENDA (February 20, 1969)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 1st fiscal year.

ADDENDA (July 10, 1968)

The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Extraordinary General Meeting of Shareholders for the 1st fiscal year.

ADDENDA (March 6, 1968)

The Articles of Incorporation shall be effective from March 6, 1968.